UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): August 14, 2007

HYDRON TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

New York	0-6333	13-1574215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 4400 34th Street N, Suite F,

Saint Petersburg, Florida 33714

(Address of principal executive offices)

(727) 342-5050

(Registrant’s telephone number, including area code)

Copy to:

Robert C. Brighton, Jr., Esq.

Ruden McClosky Smith Schuster & Russell, P.A.

200 East Broward Boulevard

Fort Lauderdale, FL 33301

Phone: (954) 527-2473

Fax: (954) 333-4073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2007, Hydron Technologies, Inc., a New York corporation (the “Company”), borrowed Twenty Five Thousand Dollars ($25,000) (the “Loan”) from Ronald J. Saul, a director of the Company, and his spouse jointly, on the terms set forth in a promissory note issued by the Company (the “Note”). The Note provides for payment on interest at ten percent (10%) per annum and repayment of principal and payment of accrued interest on August 28, 2007.

Mr. Saul and his spouse are “accredited investors” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). The Company issued the Note without registration under the Securities Act in reliance on the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act, as well as preemption from applicable state registration requirements under Section 18(a) of the Securities Act.

The Company intends to use the proceeds of the Loan to pay current obligations of the Company. The balance, if any, will be used for working capital and general corporate purposes, including funding ongoing operations.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Not applicable.

(b)           Pro forma financial information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits

Please see the Exhibit Index following the Signature Page for the Exhibits included with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDRON TECHNOLOGIES, INC.

	BY:	/s/ DAVID POLLOCK
David Pollock Chief Executive Officer
Dated: August 17, 2007

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Promissory Note dated August 14, 2007 in the principal amount of Twenty Five Thousand Dollars ($25,000) payable to Ronald J. Saul and Antonette G. Saul, jointly.